UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2018 (October 1, 2018)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55778 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Executive Officer, President and Director
On October 1, 2018, Julianna S. Ingersoll notified the board of directors (the “Board”) of RREEF Property Trust, Inc. (the “Company”) of her resignation as Chief Executive Officer and President of the Company and as a member of the Board, effective immediately. Ms. Ingersoll’s resignation was not due to any disagreement with the Company, its advisor or any of their affiliates.
Appointment of Officers
On October 3, 2018, the Board appointed W. Todd Henderson to serve as Chief Executive Officer of the Company and Anne-Marie Vandenberg to serve as President and Chief Operating Officer of the Company, each effective immediately. Mr. Henderson will continue to serve as Chairman of the Board. The appointments of Mr. Henderson and Ms. Vandenberg were not made pursuant to any arrangement or understanding between him or her and any other person. Biographical information with respect to Mr. Henderson and Ms. Vandenberg is set forth below:
W. Todd Henderson, 50, has served as Chief Executive Officer and Chairman of the Board of the Company since October 2018 and February 2012, respectively. Mr. Henderson has also served as a Managing Director and Head of Real Estate, Americas, DWS since January 2012, where he has been responsible for all facets of the direct real estate investment management business in the Americas. From March 2009 to January 2012, Mr. Henderson served as the Chief Investment Officer of RREEF Real Estate, Americas. From June 2007 to March 2009, he supervised RREEF Real Estate’s Value-Added and Development team, managing a $4.5 billion real estate investment portfolio for multiple institutional investors. Mr. Henderson served as a Managing Director of RREEF Real Estate’s Acquisitions team from 2003 to June 2007. Prior to joining RREEF Real Estate in 2003, Mr. Henderson was Director of Acquisitions for The J.E. Robert Company in Washington, D.C., where he was involved in the sourcing, executing and financing of over $6 billion of real estate transactions. He began his career at First Gibraltar Bank in 1991, managing the restructuring and disposition of nonperforming real estate loans on behalf of the bank and the Resolution Trust Company. Mr. Henderson holds a B.A. in History from the University of North Texas and an M.B.A. from The Wharton School of the University of Pennsylvania.
Anne-Marie Vandenberg, 36, has served as President and Chief Operating Officer of the Company and a member of the Board since October 2018. She has also served as a Director and Portfolio Manager for DWS’s Alternatives platform since September 2017 leading the RREEF Real Estate defined contribution strategy. From 2005, Ms. Vandenberg was part of Real Estate Capital Markets for DWS where she underwrote and negotiated asset and fund level financings across the Americas private real estate platform. She became a Director of DWS and Head of Real Estate Capital Markets in 2013, where she structured over 200 real estate and fund financing transactions totaling over $11.65 billion. Ms. Vandenberg joined DWS in July 2004 as part of the RREEF Real Estate closing team, working on the acquisition and disposition of commercial real estate investments. Ms. Vandenberg has also been involved in fund restructuring efforts, sits on RREEF America’s internal Investment Strategy Council and has participated in the strategic capitalization of several real estate products including the Company, RREEF America REIT II, and RREEF Core Plus Industrial Fund. Ms. Vandenberg is an active member of the Urban Land Institute (“ULI”) where she serves as Vice Chair of the Urban Mixed Use and Development Silver Council, as well as on the ULI-Chicago Women’s Leadership Initiative Advisory Board. Ms. Vandenberg is also the co-chair of the Pension Real Estate Association’s Defined Contribution Affinity Group and co-treasurer of the Defined Contribution Real Estate Council. Ms. Vandenberg holds a B.A. from Tulane University, a M.S. in Real Estate from DePaul University and a J.D. from The John Marshall Law School.
Election of Director
On October 3, 2018, the Board elected Anne-Marie Vandenberg to fill the vacancy on the Board, effective immediately. Ms. Vandenberg will serve as a director until the Company’s next annual meeting of stockholders and until her successor is elected and duly qualified. The election of Ms. Vandenberg to the Board was not made pursuant to any arrangement or understanding between her and any other person. Biographical information with respect to Ms. Vandenberg is set forth above.
Agreements with Director and Officers
In connection with Ms. Vandenberg’s election to the Board and her appointment as President and Chief Operating Officer of the Company, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Ms. Vandenberg (the “Indemnitee”). The Company previously entered into substantially identical indemnification agreements with its other directors and officers, including with Mr. Henderson in connection with his initial election to the Board in

February 2012. The Indemnification Agreement provides that, subject to certain limitations set forth therein, the Company will indemnify the Indemnitee to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of the Indemnitee’s service in her role as a director and an officer of the Company or in other roles as the Company may require from time to time. The Indemnification Agreement further provides that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to the Indemnitee in connection with proceedings covered by the Indemnification Agreement.
Subject to certain limitations set forth therein, the Indemnification Agreement places limitations on the indemnification of the Indemnitee to the extent the Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement.
The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreement. The Company has filed a Form of Indemnification Agreement with Pre-Effective Amendment No. 2 to its Registration Statement on Form S-11, filed September 21, 2012.

Item 7.01.	Regulation FD Disclosure.
On October 4, 2018, the Company issued a press release announcing the appointment of Mr. Henderson and Ms. Vandenberg as Chief Executive Officer of the Company and President and Chief Operating Officer of the Company, respectively, as well as the election of Ms. Vandenberg to the Board, as discussed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and such exhibit is incorporated by reference herein.
The information provided in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated October 4, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RREEF PROPERTY TRUST, INC.
Date: October 4, 2018	By:	/s/ Eric M. Russell
Eric M. Russell
Chief Financial Officer and Vice President